Exhibit 21

     SCHEDULE OF SUBSIDIARIES OF HIGHWOODS/FORSYTH LIMITED PARTNERSHIP

               1.  Highwoods/Florida Holdings GP, L.P.
               2.  AP-GP Southeast Portfolio Partners, L.P.
               3.  Highwoods/Tennessee Holdings GP, L.P.
               4.  Highwoods/Tennessee Holdings, L.P.
               5.  AP Southeast Portfolio Partners, L.P.
               6.  Highwoods/Florida Holdings, L.P.
               7.  Forsyth Properties Services, Inc.
               8.  Highwoods Services, Inc.
               9.  Southeast Realty Options Corp.